                                                                     EXHIBIT 3.3


                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2103460


                        THE COMMONWEALTH OF MASSACHUSETTS

                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                         MICHAEL J. CONNOLLY, Secretary
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                              ARTICLES OF AMENDMENT
                     GENERAL LAWS, CHAPTER 156B, SECTION 72



       We, John B. Bartlett, Vice President, and William H. Gorham, Clerk of UniFirst Corporation located at 68 Jonspin Road, Wilmington, MA 01887 do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED 4A & 3 of the Articles of Organization were duly adopted at a meeting held on January 12, 1993, by vote of:

       7,974,161 shares of Common Stock out of 10,202,504 shares outstanding,

       being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby.(2)






















(2)  For amendments adopted pursuant to Chapter 156B, Section 71.


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       To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

       The total presently authorized is:

WITHOUT PAR VALUE STOCKS                    WITH PAR VALUE STOCKS

------------------------    ----------------------------------------------------
              NUMBER OF                                 NUMBER OF
TYPE           SHARES       TYPE                         SHARES      PAR VALUE
------------------------    ----------------------------------------------------
COMMON:                     COMMON
                                Common Stock           20,000,000       $0.10
------------------------    ----------------------------------------------------
PREFERRED:                  PREFERRED:
                                Preferred Stock         2,000,000       $1.00
------------------------    ----------------------------------------------------


       CHANGE the total authorized to:


WITHOUT PAR VALUE STOCKS                    WITH PAR VALUE STOCKS

------------------------    ----------------------------------------------------
              NUMBER OF                                 NUMBER OF
TYPE           SHARES       TYPE                         SHARES       PAR VALUE
------------------------    ----------------------------------------------------
COMMON:                     COMMON
                              Common Stock             30,000,000       $0.10
                              Class B Common Stock     20,000,000       $0.10
------------------------    ----------------------------------------------------
PREFERRED:                  PREFERRED:
                                Preferred Stock         2,000,000       $1.00
------------------------    ----------------------------------------------------

                                  AMENDMENTS TO
                      THE RESTATED ARTICLES OF ORGANIZATION
                                       OF
                              UNIFIRST CORPORATION


       1.     Article 4A is hereby amended to read in its entirety as follows:

                 ARTICLE 4A.   DESCRIPTION OF AUTHORIZED CAPITAL STOCK

       I. Three classes of stock are authorized: Two classes of common stock, each having a par value of $0.10 per share, and one class of Preferred Stock having a par value of $1.00 per share. Except as otherwise provided in these Restated Articles of Organization, stock of any class or series authorized hereby or pursuant hereto may be issued from time to time by authority of the Board of directors for such consideration as from time to time may be fixed by vote of the Board of Directors providing for the issue of such stock.

A.     COMMON STOCK

       1.     Authorization of Two Classes.

       As of the date and time this Amendment to the Restated Articles of Organization shall become effective under the laws of the Commonwealth of Massachusetts (the "Effective Time"), there shall be two classes of common stock, par value $0.10 per share. The first class shall be denominated Common Stock and shall consist of thirty million (30,000,000) shares. The Second class shall be denominated Class B Common Stock ("Class B Stock") and shall consist of twenty million (20,000,000) shares.

       No additional shares of Class B Stock shall be authorized without the affirmative vote of a majority of all votes entitled to be cast by the holders of the Common Stock and Class B Stock, voting as separate classes.

       No shares of Class B Stock shall be issued without the affirmative vote of a majority of all votes entitled to be cast by the holders of the Common Stock and the Class B Stock, voting as separate classes, except (i) in connection with a single, one-time only offer to the holders of Common Stock to exchange shares of outstanding Common Stock for shares of Class B Stock on a share-for-share basis, such offer to be made on such date as is determined by the Board of Directors; or (ii) in connection with stock splits, stock dividends or other similar recapitalizations.

       2.     Powers, Preferences and Rights.

       Except as otherwise required by law, the powers, preferences and rights of the Common Stock and the Class B Stock shall be as set forth herein.

       3.     Voting Rights.

       Each share of Common Stock shall entitled the holder thereof to one (1) vote and each share of Class B Stock shall entitle the holder thereof to ten
(10) votes. Except as set forth herein, all actions submitted to a vote of stockholders shall be voted on by the holders of Common Stock and Class B Stock (as well as the holders of any series of Preferred Stock, if any, entitled to vote thereon) voting together as a single class.

       With respect to the election of Directors, holders of Common Stock voting separately as a single class shall be entitled to elect, at such time as is determined by the Board of Directors, but in no event later than January 31, 1995; 25% of the total number of Directors constituting the total Board of Directors and, if such 25% is not a whole number, then the holders of Common Stock shall be entitled to elect the nearest higher whole number of Directors that is at least 25% of the total number of Directors and shall have the sole right to remove such Director(s). With respect to the election of the remaining Directors, holders of Class B Stock shall vote together with the holders of Common Stock, as a single class.

       The holders of Common Stock and Class B Stock shall each be entitled to vote separately as a single class with respect to matters which require class votes under the Business Corporation Law of the Commonwealth of Massachusetts, with holders of Class B Stock voting on matters affecting Class B Stock and holders of Common Stock voting on matters affecting Common Stock.

       Except as otherwise provided by law or pursuant to this Article 4A or by vote or votes of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock and the Class B Stock shall have sole voting power for all purposes, each holder of the Common Stock and Class B Stock being entitled to vote as provided in this Section A.3.

       4.     Dividends.

              a. If and when a dividend on the Class B Stock is declared by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, a dividend shall also be declared on the Common Stock. The cash dividend payable on each outstanding share of Common Stock shall be one hundred twenty-five percent (125%) of the c ash dividend payable on each outstanding share of Class B Stock. If dividends are declared that are payable in shares of Common Stock or Class B Stock, such dividends shall be payable t the same rate on both classes of stock, provided that the dividends payable in shares of Common Stock shall be payable only to holders of Common Stock and the dividends payable in shares of Class B Stock shall be payable only to holders of Class B Stock.

              b. Subject to provisions of law and the preferences of the Preferred Stock, the holders of the Common Stock and the Class B Stock shall be entitled to receive dividends at such time and in such amounts, subject to Section A.4.a, as may be determined by the Board of Directors and declared out of any funds lawfully available therefore, and shares of Preferred Stock shall not be entitled to share therein except as otherwise expressly provided in the vote or votes of the Board of Directors providing for the issue of such Preferred Stock.

       5.     Stock Splits and Other Transactions.

       Shares of Common Stock or Class B Stock may be split up, subdivided, combined or reclassified, unless at the same time the shares of such other class are proportionately so split up, subdivided, combined or reclassified in a manner which maintains the same proportionate equity ownership between the holders of Common Stock and Class B Stock as comprised on the record date for any such transaction.

       6.     Liquidation, Dissolution or Winding Up.

       In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment of or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any stock ranking prior to the Common Stock and the Class B Stock in the distribution of assets shall be entitled upon such liquidation, dissolution or winding up, the holders of the Common Stock and the Class B Stock shall be entitled to receive an equal amount with respect to each share owned.

       7.     Conversion of Class B Stock.

              a. The holder of each share of Class B Stock shall have the right at any time, and from time to time, at such holder's option, to convert such share into one fully paid and nonassessable share of Common Stock on and subject to the terms and conditions set forth in this Section A.7.

              b. In order to exercise his conversion privilege, the holder of any shares of Class B Stock to be converted shall present and surrender the certificate or certificates representing such shares during normal business hours at the principal executive offices of the Corporation or, if an agent for the registration of the transfer of shares of Common Stock is then duly appointed and acting (the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by a written notice of the election by the record holder thereof to convert, and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form reasonably satisfactory to the Corporation or the Transfer Agent. A conversion shall be deemed to have occurred at the close of business on the date when the Corporation or the Transfer Agent, as the case may be, has received the prescribed written notice, the required certificate or certificates and any such instruments of transfer (the "Conversion Date"). Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock issuable on such conversion shall be registered. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable or such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Common Stock represented thereby on the Conversion Date.

              c. As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate for shares of Class B Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder hereof, certificates for the number of shares of Common Stock issuable upon such conversion. In case any certificate for shares of Class B Stock shall be surrendered for conversion of only a part of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class B Stock represented by such surrendered certificate which are not being converted. The issuance of certificates for shares of Common Stock issuable upon the conversion of shares of Class B Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

              d. Upon any conversion of shares of Class B Stock into shares of Common Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends that are payable on the shares so converted as have been declared but not yet paid to holders of record of shares of Class B Stock with respect to a record date prior to the conversion date with respect to the shares so converted; and only those dividends shall be payable on shares of Common Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Common Stock with respect to a record date on or after such conversion date.

              e. In case of any consolidation or merger of the Corporation as a result of which stockholders of the Corporation shall be entitled to receive cash, stock, other securities or other property with respect to or in exchange for stock of the Corporation, each holder of Common Stock and Class B Stock shall be entitled to receive an equal amount of consideration for each share of Common Stock or Class B Stock surrendered in such merger.

              f. Shares of the Class B Stock converted into Common Stock shall be retired and shall resume the status of authorized but unissued shares of Class B Stock.

              g. The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class B Stock.

       8.     Limitations on Transfer of Class B Stock.

              a. No record or beneficial owner of shares of Class B Stock may transfer, and the Corporation shall not register the transfer of, shares of Class B Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a "Permitted Transferee" as provided herein.

                     (i) In the case of a holder of record of the Class B Stock (the "Class B Holder") who is natural person and the beneficial owner of the shares of Class B Stock to be transferred, Permitted Transferees shall mean:

                            (a) The spouse of such Class B Holder, any lineal descendant of a grandparent of such Class B Holder or of a grandparent of such spouse, or any spouse of such lineal descendant (herein collectively referred to as "Class B Holder's Family Members");

                            (b) The trustee or trustees of a trust (including a voting trust) solely for the benefit of such Class B Holder and/or one or more of such Class B Holder's Family Members (except for remote contingent interests); provided, however, if at any time such trust ceases to meet the requirements of this Section A.8.a(i)(b), all shares of Class B Stock then held by such trustee or trustees shall, upon receipt by such trustee or trustees of a notice from the Corporation that it has obtained actual knowledge that the trust no longer meets the requirements of this Section A.8.a(i)(b), be automatically converted into Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock;

                            (c) A corporation, of which all of the record and beneficial owners of outstanding capital stock are, or a partnership in which all of the partners are, and all of the partnership interests are owned by, the Class B Holder and/or one or more of the Permitted Transferees of such Class B Holders as determined under this Section A.8; provided, however, if by reason of any change in the ownership of such stock or partners or partnership interest, such corporation or partnership would no longer qualify as a Permitted Transferee of such Class B Holder, then all shares of Class B Stock then held by such corporation or partnership shall, upon receipt by such partnership or corporation of a notice from the Corporation that it has obtained actual knowledge that such corporation or partnership no longer qualifies as a Permitted Transferee, be automatically converted into shares of Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock and

                            (d) The executor, administrator or personal representative of the estate of a deceased Class B Holder or the trustee of the estate of a bankrupt or insolvent Class B Holder or, the guardian or conservator of a Class B Holder adjudged disabled or incompetent by a court of competent jurisdiction, acting in his capacity as such.

                     (ii) In the case of a Class B Holder holding the shares of Class B Stock as trustee pursuant to a trust (including a voting trust) other than an irrevocable trust as described in Section A.8.a(iii) below, Permitted Transferees shall mean:

                            (a)    any successor trustee of such trust;

                            (b) the person or persons who established such trust; and

                            (c) a Permitted Transferee of any person who established such trust.

                     (iii) In the case of a Class B Holder holding the shares of Class B Stock as trustee pursuant to a trust which was irrevocable on the Record Date (a "Transferor Trust"), Permitted Transferees shall mean:

                            (a)    any successor trustee of such Transferor
              Trust;

                            (b) any person to whom or for whose benefit the principal or income may be distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise; and

                            (c) a Permitted Transferee of any person who established such trust.

                     (iv) In the case of a Class B Holder which is a partnership and the beneficial owner of the shares of Class B Stock proposed to be transferred, Permitted Transferees shall mean:

                            (a) any partner of such partnership who was also a partner of such partnership on the Record Date;

                            (b) any person transferring shares of Class B Stock to such partnership after the Record Date (provided, however, that such transfer to the partnership was made in accordance with this Section A.8, and further provided that such transferor may not receive shares of Class B Stock in excess of the shares transferred to such partnership); and

                            (c) any Permitted Transferee of such person referred to in Section A.8.a(iv)(a) or (b) above, provided that in the case of Section A.8.a(iv)(b), the number of shares which such Permitted Transferee is entitled to receive pursuant to this Section A.8.a(iv)(c) shall not exceed the number of shares such person would have been entitled to receive pursuant to Section A.8.a(iv)(b).

                     (v) In the case of a Class B Holder which is a corporation and the beneficial owner of the shares proposed to be transferred, Permitted Transferees shall include only:

                            (a) any stockholder of such corporation on the Record Date that is generally entitled to vote in the selection of directors of such corporation (a "Voting Stockholder"), provided that such corporation does not have more than 20 Voting Stockholders of Record on the Record Date;

                            (b) any stockholder of such corporation on the Record Date who receives shares of Class B Stock pro rata to his stock ownership in such corporation through a dividend or through a distribution made upon liquidation of such corporation;

                            (c) any person transferring shares of Class B Stock to such corporation after the Record Date (provided, however, that such transferor may not receive shares of Class B Stock in excess of the shares transferred by the transferor to such corporation);

                            (d) any Permitted Transferee of such stockholder or person referred to in Sections A.8.a(v)(a), (b) or (c) above, provided that in the case of Section A.8.a(v)(c), the number of shares which such Permitted Transferee is entitled to receive pursuant to this Section A.8.a(v)(d) shall not exceed the number of shares such person would have been entitled to receive pursuant to Section A.8.a(v)(c); and

                            (e) the survivor of a merger or consolidation of such corporation but only if all of the record and beneficial owners of the outstanding capital stock of such survivor immediately after the merger or consolidation are Permitted Transferees of such corporation; provided, however, if by reason of any change in the ownership of such stock such surviving corporation would no longer qualify as a Permitted Transferee, then all shares of Class B Stock then held by such surviving corporation shall, upon receipt by such surviving corporation of a notice from the Corporation that it has obtained actual knowledge that the surviving corporation no longer qualifies as a Permitted Transferee, be automatically converted into shares of Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock.

                     (vi) In the case of a Class B Holder who is the executor or administrator of the estate of a deceased Class B Holder, guardian or conservator of the estate of a disabled or incompetent Class B Holder or who is a trustee of the estate of a bankrupt or insolvent Class B Holder, Permitted Transferees shall include only a Permitted Transferee of such deceased, disabled, bankrupt or Insolvent Class B Holder.

              b. Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such holder's shares of Class B Stock to a pledge pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledge, provided that such shares shall not be transferred to or registered in the name of the pledge and shall remain subject to the provisions of this Section A.8. In the event of foreclosure or other similar action by the pledge, such pledged shares of Class B Stock may only be transferred to the pledgor or a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledge may elect.

              c.     For purposes of this Section A.8:

                     (i) the "Record Date" with respect to shares of Class B Stock is the date on which such share of Class B Stock is issued;

                     (ii) in the case of nay transfers by a trust, partnership or corporation pursuant to Section A.8.a(ii), (iii), (iv), and (v), the trust, partnership or corporation, as the case may be, may not transfer to a Permitted Transferee more shares of Class B Stock than such Permitted Transferee or the person from whom such Permitted Transferee derived its Permitted Transferee relationship, contributed to the trust, partnership or corporation;

                     (iii) any limitation on the number of shares of Class B Stock permitted to be transferred imposed by this Section A.8 shall be adjusted appropriately for any stock splits, stock dividends or other similar recapitalizations effected during any time period in question;

                     (iv) the term "spouse" shall refer to any then present or former spouse;

                     (v) the relationship of any person that is derived by or though legal adoption shall be considered a natural one;

                     (vi) each joint owner of shares of Class B Stock shall be considered a Class B Holder of such shares;

                     (vii) a minor for whom shares of Class B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares; and

                     (vii) unless otherwise specified, the term "person" means both natural persons and legal entities.

              d. Any transfer of shares of Class B Stock not permitted hereunder shall result in the automatic conversion of the transferee's shares of Class B Stock into an equal number of shares of Common Stock, effective as of the date on which certificates representing such shares of Class B Stock are presented for transfer on the stock transfer record books of the Corporation; provided, however, that if the Corporation should determine that such shares were not so presented for transfer within twenty (20) days after the date of such transfer, sale, assignment or other disposition, as determined in good faith by the Board of Directors or its appointed agent. The Corporation may, in its discretion from time to time or as a condition to the transfer or the registration of transfer of shares of Class B Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that a holder of Class B Stock or proposed transferee is a Permitted Transferee. If no indication to the contrary is supplied at the time shares of Class B Stock are presented for transfer, the transfer shall be presumed by the Corporation to be a transfer to a person other than a Permitted Transferee.

       9.     Registration of Class B Stock in Name of Beneficial Owner.

       Shares of Class B Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereinafter defined) and no in "street" or "nominee" names. For the purposes of Section A.8 and A.9, the term "beneficial owner(s)" of any shares of Class B Stock shall mean the person or persons who possess the power to vote or dispose, or to direct the voting or disposition, of such shares and "beneficially owned" shares shall refer to shares owned by such a beneficial owner. The Corporation shall note on the certificates representing the shares of Class B Stock that there are restrictions on transfer and registration of transfer imposed by Section A.8 and A.9.

       10.    Termination of Class B Stock.

       All outstanding shares of Class B Stock shall automatically, without further act or deed on the part of this Corporation or any other person, be converted into shares of Common Stock on a share-for-share basis:

              a. at such time as the total number of shares of Class B Stock issued and outstanding constitutes less than 10% of the total of all shares of Common Stock and Class B Stock then issued and outstanding;

              b. if, solely as a result of the existence of the Class B Stock, the Common Stock is excluded from trading on the New York Stock Exchange, the American Stock Exchange and all other national securities exchanges and is also excluded from quotation on the National Association of Securities Dealers Automated Quotation System and any other quotation system then in use; or

              c. at any time when the Board of Directors and the holders of a majority of the outstanding shares of the Class B Stock approve the conversion of all of the Class B Stock into Common Stock.

In the event of any automatic conversion of Class B Stock pursuant to this Section A.10, certificates formerly representing outstanding shares of Class B Stock will thereafter be deemed to represent a like number of shares of Common Stock.

B.     PREFERRED STOCK.

       1. The Preferred Stock may be divided into two or more series. The Board of Directors may, from time to time, establish and designate the different series and the variations in the relative rights and preferences as between the different series as provided in Section B.2 hereof, but in all other respects all shares of the Preferred Stock shall be identical. In the event that at any time the Board of Directors shall have established and designated only one series of Preferred Stock, or two or more series of Preferred Stock, consisting of a number of shares less than all of the authorized shares of Preferred Stock, the remaining authorized shares of Preferred Stock not being a part of any such designated series shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of any series theretofore, or then being, established by the Board of Directors.

       2. The Board of Directors is hereby expressly authorized, subject to the provisions of this description of classes of stock, to establish one ore more series of Preferred Stock and, with respect to each series, to fix and determine by vote providing for the issue of such series:

              a. the number of shares to constitute such series and the distinctive designated thereof;

              b. the dividend rate on the shares of such series and the divided payment dates;

              c. whether or not the shares of such series shall be redeemable, and, if redeemable, the redemption prices which the shares of such series shall be entitled to receive and the terms and manner of redemption;

              d. the preferences, if any, and the amounts which the shares of such series shall be entitled to receive and all other special or relative rights of the shares of such series, upon the voluntary and involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

              e. whether or not the shares of such series shall be subject to the operation of a retirement, sinking or purchase fund or funds to be applied for redemption of such shares and, if such retirement, sinking or purchase fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

              f. whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated in such vote;

              g. whether or not the shares of such series shall have voting rights, and, if so, the conditions under which the shares of such series shall vote as a separate class; and

              h. such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts.

Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series.

       3. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cash dividends at the annual rates fixed by the Board of Directors for the respective series, payable on such dates in each year as the Board of Directors shall fix for the respective series as provided in subsection B.2.b (hereinafter referred to as "dividend dates") Until all accrued dividends on all series of Preferred Stock shall have been declared and set apart for payment through the last preceding dividend date set for all holders of any other class of stock of the Corporation, other than a dividend payable in Common Stock of the Corporation. Dividends on shares of Preferred Stock of any series shall accumulate from and after the day on which such shares are issued, but arrearages in the payment thereof shall not bear interest. No dividend shall be declared and set apart for payment on any series of Preferred Stock in respect of any dividend period unless there shall likewise be declared and set apart for payment on all shares of Preferred Stock of each series at the time outstanding such dividends as would be payable on the said share through the last preceding dividend date if all dividends were declared and paid in full. Nothing herein contained shall be deemed to limit the right of the Corporation to purchase or otherwise acquire at any time any shares of its capital stock; provided that no shares of capital stock shall be purchased or redeemed (a) at any time when accrued dividends on any series of Preferred Stock remain unpaid for any period to and including the last preceding dividend date, or (b) in contravention of the provisions of the next paragraph of this Section B.3.

       In addition to and notwithstanding the provisions of the preceding paragraph of this Section B.3,

              a. no dividend shall be paid on any shares of any class of stock of the Corporation other than the Preferred Stock, and

              b. no shares of any class of stock of the Corporation other than Preferred Stock shall be purchased or redeemed if the effect thereof would be to reduce the capital and surplus of the Corporation below an amount equal to the preferential amount payable on all then outstanding shares of Preferred Stock of the Corporation upon the dissolution of, or the distribution of the assets of, the Corporation; but neither the Corporation nor any director shall, unless otherwise provided by law, have any obligation or liability to any holder of Preferred Stock for any such dividend on or purchase or redemption of stock other than Preferred Stock if made or authorized in good faith in the reasonable belief that the effect thereof would not be to reduce the capital and surplus of the corporation to such extent.

       For purposes of this description of classes of stock, and of any vote fixing the terms of any series of Preferred Stock, the amount of dividends "accrued" on any shares of Preferred Stock of any series as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to an including such dividend date, whether or not earned or declared, and the amount of dividends "accrued" on nay share of Preferred Stock of any series as at any date other than a dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend date whether or not earned or declared, plus an amount computed, on the basis of 360 days per annum, for the period after such last preceding dividend date to and including the date as of which the calculation is made at the annual dividend rate fixed for the shares of such series.

              4. Upon the dissolution of the Corporation, or upon any distribution of its assets pursuant to a plan of liquidation, before any payment or distribution of the assets of the Corporation shall be made to or set apart for any other class of stock, the holders of Preferred Stock shall be entitled to payment of the amount of the preference payable upon such dissolution, or distribution n of the assets, of the Corporation fixed by the Board of Directors for the respective series as provided in subsection B.2.d. If upon any such dissolution or distribution, the assets of the Corporation shall be insufficient to pay in full to the holders of the Preferred Stock the












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

preferential amount aforesaid, the such assets, or the proceeds thereof, shall be distributed among the holders of each series of Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. The voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, the merger or consolidation of the Corporation into or with any such corporation, or the merger of any other corporation into it, shall not be deemed to be a dissolution of, or a distribution of the assets of, the corporation, for the purpose of this Section B.4.

       5. In the event that and during the period in which any series of the Preferred Stock shall be redeemable, then, at the option of the Board of Directors, the Corporation from time to time may redeem all or any part of the outstanding shares of such series at the redemption price and upon the terms and conditions fixed by the Board of Directors as provided in subsection B.2.c (the sum so payable upon any redemption of Preferred Stock being hereinafter referred to as the "redemption price"); provided that not less than 30 days previous to the date fixed for redemption notice of the time and place thereof shall be mailed to each holder of record of the shares so to be redeemed at his address as shown by the records of the Corporation; and provided further than in the case of redemption of less than all of the outstanding shares of any series of Preferred Stock the shares to be redeemed shall be chosen by lot or in such equitable manner as may be prescribed by the Board of Directors. At any time after notice of redemption shall have been mailed as above provided but before the redemption date, the Corporation may deposit the aggregate redemption price in trust with a bank or trust company in New York New York, Boston, Massachusetts, or any other city in which the Company shall at that time maintain a transfer agency with respect to any class of its stock, having capital, surplus and undivided profits of at least $5,000,000, and name din such notice. Upon the making of such deposit, or if no such deposit is made then upon such redemption date (unless the Corporation shall default in making payment of the redemption price), holders of the shares of Preferred Stock called for redemption shall cease to be stockholders with respect to such shares notwithstanding that any certificate for such shares shall not have been surrendered; and thereafter such shares shall no longer be transferable on the books of the Corporation and such holders shall have no interest in or claim against the Corporation with respect to said shares, including but not limited to the right to vote, except the right (a) to receive payment of the redemption price upon surrender of their certificates, or (b) to exercise on or before the date fixed for redemption such rights, if any, not theretofore expiring as such shares so called for redemption may have to be converted into, or to be exchanged for, shares of stock of another class or classes of another series of the same class or classes of stock of the Corporation. Any funds deposited in trust as aforesaid which shall not be required for such redemption, because of the exercise of any right of conversion or exchange subsequent to the date of such deposit or otherwise, shall be returned to the Corporation forthwith. The Corporation shall be entitled to receive from any such bank or trust company the interest, if any, allowed on any moneys deposited pursuant to this Section B.5, and the holders of any shares so redeemed shall have no claim to any such interest. Any funds to deposited by the Corporation and unclaimed at the end of five years from the date fixed for such redemption shall be repaid to the Corporation upon its request, after which repayment the holders of such shares who shall not have made claim against such moneys prior to such repayment shall be deemed to be unsecured creditors of the Corporation, but only for a period of two years from the date of such repayment (after which all rights of the holders of such shares are unsecured creditors or otherwise shall cease), for an amount equivalent to the amount deposited as above stated for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

       In order to facilitate the redemption of any shares of Preferred Stock, the Board of Directors is authorized to cause the transfer books of the Corporation to be closed as to the shares to be redeemed.

       6. Any shares of Preferred Stock which shall at any time have been redeemed, or which shall at any time have been surrendered for conversion or exchange or for cancellation pursuant to any retirement, sinking or purchase fund provisions with respect to any series of Preferred Stock, shall be retire and shall thereafter have the status of authorized and unissued shares of Preferred Stock undesignated as to series.

       7. Te Common Stock and Class B Stock shall have exclusive noting power except as required by law and except to the extent the Board of Directors, shall, as the time any series of Preferred Stock is established, determine that the shares of such series shall vote (i) together as a single class with shares of Class B Stock and/or with share of one or more other series of Preferred Stock on all or certain matters presented to the stockholders and/or upon the occurrence of any specific event or condition , and/or (ii) exclusively on certain matters, or, upon the occurrence of any specified event or condition, on all or certain matters. The Board of Directors, in establishing a series of Preferred Stock and fixing the voting rights thereof, may determine that the voting power of each share of such series may be greater or less than the voting power of each share of the Common Stock or Class B Stock or other series of Preferred Stock notwithstanding the shares of such series of Preferred Stock may vote as a single class with the shares of other series of Preferred Stock and/or with the shares of Class B Stock.

       SEE ATTACHED SHEET 4A.

       The foregoing amendment will become effective when theses articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effect date not more than thirty days after such filing, in which event the amendment will become effective on such later date. LATER EFFECTIVE DATE:__________________________________

       IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 21st day of January in the year 1993.



                                  /s/ John B. Bartlett
                                  ----------------------------------------------
                                  President/Vice President


                                  /s/ William H. Gorham
                                  ----------------------------------------------
                                  Clerk/Assistant Clerk

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT

                     GENERAL LAWS, CHAPTER 156B, Section 72



       I hereby approve the within articles of amendment and, the filing fee in the amount of $30,100 having been paid, said articles are deemed to have been filed with me this 22nd day of January, 1993.

                                         /s/ Michael Joseph Connolly
                                         Michael J. Connolly
                                         Secretary of State

























                         TO BE FILLED IN BY CORPORATION

                         PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT

                     To: Andrew F. Viles, Esq.
                         Goodwin, Procter & Hoar
                         Exchange Place, Boston, MA 02109
                         (617) 570-1294








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